Exhibit 99.1

Qwest Corporation

(Unaudited)

The following table reflects the retrospective impacts to consolidated financial statement captions and additional disclosures resulting from the change in accounting policy (including USF fees) and product reclassifications:

$ in millions	1Q19	2Q19	3Q19	4Q19	2019	2018
Operating revenue, as reported	$2,055	2,051	2,039	2,012	8,157	8,493
Reclassifications:
Change in accounting policy	(25)	(23)	(28)	(29)	(105)	(98)
Product reclassifications	0	0	0	0	0	0

Operating revenue, as adjusted	$2,030	2,028	2,011	1,983	8,052	8,395

Revenue from contracts with customers, as reported	$1,928	1,926	1,916	1,890	7,660	7,962
Reclassifications:
Change in accounting policy	(25)	(23)	(28)	(29)	(105)	(98)
Product reclassifications	0	0	0	0	0	0

Revenue from contracts with customers, as adjusted	$1,903	1,903	1,888	1,861	7,555	7,864

Cost of services and products, as reported	$607	588	630	613	2,438	2,767
Reclassifications:
Change in accounting policy	(25)	(23)	(28)	(29)	(105)	(98)
Product reclassifications	0	0	0	0	0	0

Cost of services and products, as adjusted	$582	565	602	584	2,333	2,669

Operating expenses, as reported	$1,295	1,301	1,291	1,386	5,273	5,833
Reclassifications:
Change in accounting policy	(25)	(23)	(28)	(29)	(105)	(98)
Product reclassifications	0	0	0	0	0	0

Operating expenses, as adjusted	$1,270	1,278	1,263	1,357	5,168	5,735

The change in accounting policy and product reclassifications had no impact on Consolidated Operating Income (Loss) or Net Income (Loss).

Qwest Corporation

(Unaudited)

The following table reflects the retrospective impacts to revenue by product and service offering resulting from the change in accounting policy (including USF fees) and product reclassifications:

$ in millions		1Q19	2Q19	3Q19	4Q19	2019	2018
IP and Data Services	Reported	$147	151	169	157	624	615
	Change in accounting policy	(8)	(7)	(8)	(8)	(31)	(28)
	Product reclassifications	1	1	0	0	2	0

	Adjusted/New	$140	145	161	149	595	587

Transport and Infrastructure	Reported	$715	709	716	689	2,829	2,925
	Change in accounting policy	(6)	(6)	(8)	(8)	(28)	(25)
	Product reclassifications	(8)	(7)	(5)	(8)	(28)	(30)

	Adjusted/New	$701	696	703	673	2,773	2,870

Voice and Collaboration	Reported	$422	423	405	389	1,639	1,798
	Change in accounting policy	(11)	(10)	(12)	(13)	(46)	(45)
	Product reclassifications	7	6	4	8	25	30

	Adjusted/New	$418	419	397	384	1,618	1,783

IT and Managed Services	Reported	$1	1	0	1	3	6
	Change in accounting policy	0	0	0	0	0	0
	Product reclassifications	0	0	1	0	1	0

	Adjusted/New	$1	1	1	1	4	6

Regulatory	Reported	$48	47	48	46	189	214
	Change in accounting policy	0	0	0	0	0	0
	Product reclassifications	0	0	0	0	0	0

	Adjusted/New	$48	47	48	46	189	214

Affiliate Services	Reported	$722	720	701	730	2,873	2,935
	Change in accounting policy	0	0	0	0	0	0
	Product reclassifications	0	0	0	0	0	0

	Adjusted/New	$722	720	701	730	2,873	2,935

Total	Reported	$2,055	$2,051	$2,039	$2,012	$8,157	8,493
	Change in accounting policy	(25)	(23)	(28)	(29)	(105)	(98)
	Product reclassifications	0	0	0	0	0	0

	Adjusted/New	$2,030	2,028	2,011	1,983	8,052	8,395